Filed Pursuant to Rule 424(b)(3)

Registration No. 333-164777

CLARION PARTNERS PROPERTY TRUST INC.

SUPPLEMENT NO. 6 DATED DECEMBER 3, 2012

TO THE PROSPECTUS DATED APRIL 23, 2012

This document supplements, and should be read in conjunction with, our prospectus dated April 23, 2012, Supplement No. 1 dated May 11, 2012, Supplement No. 2 dated August 10, 2012, Supplement No. 3 dated October 23, 2012, Supplement No. 4 dated November 9, 2012 and Supplement No. 5 dated November 14, 2012, relating to our offering of up to $2,250,000,000 of shares of common stock.

The unaudited net asset value, or NAV, per Class A and Class W share of our common stock, as determined in accordance with our valuation guidelines, for each day that the New York Stock Exchange was open for unrestricted trading, which we refer to as a business day, during the month of November 2012 is set forth below.

	NAV Per Share
Date	Class A	Class W
November 1, 2012	$10.00	$10.00
November 2, 2012	$10.05	$10.05
November 5, 2012	$10.06	$10.06
November 6, 2012	$10.06	$10.06
November 7, 2012	$10.06	$10.06
November 8, 2012	$10.06	$10.06
November 9, 2012	$10.06	$10.06
November 12, 2012	$10.07	$10.07
November 13, 2012	$10.07	$10.07
November 14, 2012	$10.07	$10.07
November 15, 2012	$10.07	$10.07
November 16, 2012	$10.07	$10.07
November 19, 2012	$10.08	$10.08
November 20, 2012	$10.08	$10.08
November 21, 2012	$10.08	$10.08
November 23, 2012	$10.08	$10.09
November 26, 2012	$10.09	$10.09
November 27, 2012	$10.09	$10.09
November 28, 2012	$10.09	$10.09
November 29, 2012	$10.09	$10.10
November 30, 2012	$10.10	$10.10

Each business day, our NAV per share for each class of shares is posted on our website, www.clarionpartnerstrust.com, and made available on our toll-free, automated telephone line, 1-877-999-REIT (7348).